Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the several undersigned officers and directors of Bank of America Corporation (the “Corporation”) whose signatures appear below, hereby makes, constitutes and appoints David G. Leitch and Ross E. Jeffries, Jr., and each of them acting individually, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file with the Securities and Exchange Commission in his or her name and on his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, Registration Statement(s) under the Securities Act of 1933, as amended, registering the Corporation’s debt securities to be issued in one or more exchange offers for its outstanding debt securities, and any and all amendments thereto (including post-effective amendments), hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	November 17, 2017

/s/ Paul M. Donofrio Paul M. Donofrio	Chief Financial Officer (Principal Financial Officer)	November 17, 2017

/s/ Rudolf A. Bless Rudolf A. Bless	Chief Accounting Officer (Principal Accounting Officer)	November 17, 2017

/s/ Sharon L. Allen Sharon L. Allen	Director	November 16, 2017

/s/ Susan S. Bies Susan S. Bies	Director	November 17, 2017

/s/ Jack O. Bovender, Jr. Jack O. Bovender, Jr.	Director	November 16, 2017

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	November 17, 2017

/s/ Pierre J. P. de Weck Pierre J. P. de Weck	Director	November 16, 2017

/s/ Arnold W. Donald Arnold W. Donald	Director	November 17, 2017

/s/ Linda P. Hudson Linda P. Hudson	Director	November 16, 2017

/s/ Monica C. Lozano Monica C. Lozano	Director	November 17, 2017

/s/ Thomas J. May Thomas J. May	Director	November 17, 2017

/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director	November 17, 2017

/s/ Michael D. White Michael D. White	Director	November 17, 2017

/s/ Thomas D. Woods Thomas D. Woods	Director	November 16, 2017

/s/ R. David Yost R. David Yost	Director	November 16, 2017